Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Carrols Holdco Inc. of our reports dated March 7, 2019 relating to the consolidated financial statements of Carrols Restaurant Group, Inc. and subsidiary (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Rochester, New York

March 27, 2019